123 South Front Street • Memphis, TN • 38103-3607 • (901) 495-6500 • Fax: (901) 495-8300

News: For immediate release	Contact: Emma Jo Kauffman (901) 495-7005

AUTOZONE REPORTS FOURTH QUARTER EARNINGS OF $1.07 PER SHARE BEFORE NON-RECURRING CHARGES, UP 27%;
SAME STORE SALES UP 8%;
INCREASES SHARE BUYBACK AUTHORIZATION

Memphis, Tenn. (September 25, 2001) -- AutoZone, Inc. (NYSE: AZO), today reported fourth quarter earnings per share of $1.07, before non-recurring charges, a 27% increase from earnings per share of $0.84 in the fourth quarter of fiscal 2000. Sales for the fourth fiscal quarter (16 weeks) ended August 25, 2001, increased 10% to $1.64 billion from $1.49 billion reported for the year ago quarter. Same store sales, or sales for domestic auto parts stores open at least one year, increased 8% during the quarter.

AutoZone recorded total non-recurring charges in the fourth quarter of $92.6 million, after tax, or $0.83 per share. These charges include $68.4 million relating to asset write-downs (including the anticipated loss on the sale of TruckPro) and the accrual of lease obligations, primarily related to store closings and projects under development that do not meet AutoZone's financial return criteria. An additional $5.8 million includes the accrual of severance agreements and costs related to the termination of various contracts. Cost of goods sold includes non-recurring charges of $18.4 million, net of tax, relating to excess or discontinued merchandise.

For the year, AutoZone reported diluted earnings per share of $2.38, before non-recurring charges, an increase of 19% from $2.00 in fiscal 2000. For the year, total non-recurring charges were $95.8 million, or $0.84 per share. Annual sales rose 7% to $4.82 billion from $4.48 billion in the prior year, while same store sales increased 4%.

"We are very pleased with the progress we made in the second half of our fiscal year," said Steve Odland, chairman, president, and chief executive officer. "But this is just the beginning of what we can do. We intend to continue to build shareholder value over time through same store sales growth, tight expense controls, and effective capital management."

For the year, AutoZone opened 107 new auto parts stores in the U.S., replaced 16 and closed three. In addition, eight new auto parts stores were opened in Mexico. The fourth quarter non-recurring charge includes an adjustment related to 35 stores the company has closed in the first quarter of fiscal 2002.

In addition, AutoZone's board of directors authorized the repurchase of an additional $250 million of the company's common stock. The company has nearly completed the repurchase of its previous authorization of $1.45 billion. As of the end of the fourth quarter, aggregate share repurchases were $1.37 billion or 51.1 million shares, including $131 million or 3.9 million shares under forward purchase contracts.

AutoZone will host a one-hour conference call Wednesday, September 26, 2001, beginning at 9 a.m. (EDT) to discuss this press release and the outlook for fiscal 2002. Investors may listen to the conference call live and review supporting slides on the AutoZone website, www.AutoZone.com, by clicking "About Us," "Investor Relations," "Conference Calls," or by going directly to http://www.AutoZone.com/Investors. The call will also be available by dialing (712) 271-3887. A replay of the call and slides will be available on AutoZone's website. In addition, a replay of the call will be available by dialing (402) 998-1504 through Wednesday October 3, 2001.

As of August 25, 2001, AutoZone sells auto and light truck parts, chemicals and accessories through 3,019 AutoZone stores in 42 states plus the District of Columbia in the U.S. and 21 AutoZone stores in Mexico, and automotive diagnostic and repair software through ALLDATA, diagnostic and repair information through alldatadiy.com, and auto and light truck parts through AutoZone.com.

Certain statements contained in this press release are forward-looking statements. These statements discuss, among other things, business strategies and future performance. These forward-looking statements are subject to risks, uncertainties and assumptions, including, without limitation, accuracy of estimates, competition, product demand, the economy, inflation, the ability to hire and retain qualified employees, consumer debt levels, war and the prospect of war, including terrorist activity, and availability of commercial transportation. Actual results may materially differ from anticipated results. AutoZone undertakes no obligation to publicly release any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events.

AutoZone's 4th Quarter - Fiscal 2001

Condensed Consolidated Statements
(in thousands, except per share data and selected operating data)

	16 Weeks Ended August 25, 2001	16 Weeks Ended August 26, 2000	52 Weeks Ended August 25, 2001	52 Weeks Ended August 26, 2000

Net Sales	$1,640,663	$1,492,645	$4,818,185	$4,482,696
Cost of goods sold*	952,850	872,196	$2,804,896	2,602,386
Gross profit	687,813	620,449	2,013,289	1,880,310
Operating expenses	494,547	420,874	1,498,909	1,368,290
Restructuring and impairment charges	121,489	___________	126,689	___________
Operating profit	71,777	199,575	387,691	512,020
Interest expense, net	28,300	28,355	100,665	76,830
Income before taxes	43,477	171,220	287,026	435,190
Taxes	17,000	66,000	111,500	167,600
Net income	$26,477 ======	$105,220 ======	$175,526 =======	$267,590 =======
Net income per share:
Basic	$0.24	$0.85	$1.56	$2.01
Basic, before restructuring charges	$1.09	$0.85	$2.40	$2.01
Diluted	$0.24	$0.84	$1.54	$2.00
Diluted, before restructuring charges	$1.07	$0.84	$2.38	$2.00
Shares outstanding:
Basic	109,468	124,095	112,834	132,945
Diluted	111,415	124,900	113,801	133,869

* COGS includes $30.133 million of restructuring charges in the fourth quarter.

Selected Balance Sheet Information

	August 25, 2001	August 26, 2000

Merchandise inventories	$1,242,896	$1,108,978
Current assets	1,328,511	1,186,780
Property, plant & equipment, net	1,710,443	1,758,440
Total assets	3,432,512	3,333,218
Accounts payable	945,666	788,825
Current liabilities	1,266,654	1,034,544
Stockholder's equity	866,213	992,179
Debt	1,225,402	1,249,937
Working Capital	61,857	152,236

Selected Cash Flow Information

	16 Weeks Ended August 25, 2001	16 Weeks Ended August 26, 2000	52 Weeks Ended August 25, 2001	52 Weeks Ended August 26, 2000

Capital Spending	$31,991	$69,513	$169,296	$249,657
Share repurchases	$104,507	$263,417	$366,097	$639,925
Depreciation & ammortization	$39,639	$38,719	$131,333	$126,800

AutoZone's 4th Quarter - Fiscal 2001
Selected Operating Highlights

Store Count & Square Footage:

	16 Weeks Ended August 25, 2001	16 Weeks Ended August 26, 2000	52 Weeks Ended August 25, 2001	52 Weeks Ended August 26, 2000

Domestic auto parts stores:
Store count:
Stores opened	25	63	107	208
Stores closed	----	2	3	4
Replacement stores	3	11	16	30
Total domestic auto part stores	3,019	2,915

Square footage	19,377	18,719

Auto parts stores in Mexico:
Stores opened	5	----	8	7
Total auto parts stores in Mexico	21	13

TruckPro stores:
Stores opened	----	1	----	3
Replacement stores	----	1	----	5
Total TruckPro stores	49	49

Sales & Inventory Statistics:
(Domestic auto parts)

	16 Weeks Ended August 25, 2001	16 Weeks Ended August 26, 2000	52 Weeks Ended August 25, 2001	52 Weeks Ended August 26, 2000

Sales per average store ($ in thousands)	$519	$493	$1,543	$1,517
Sales per average sq foot	$81	$77	$240	$236

Same store sales -- rolling 13 periods
Total	8%	3%	4%	5%
Organic vs acquired:
Organic stores	6%	0%	3%	2%
Acquired	14%	22%	13%	27%
Retail vs commercial:
Retail	7%	3%	4%	4%
Commerical	12%	7%	11%	8%

Inventory turns:
Based on average inventories	2.4 X	2.3 X
Based on ending inventories	2.2 X	2.3 X

Accounts payable/inventory (total)	76%	71%

AutoZone's 4th Quarter - Fiscal 2001

Condensed Consolidated Statements - Before Restructuring Charges
(in thousands, except per share data and selected operating data)

	16 Weeks Ended August 25, 2001	16 Weeks Ended August 26, 2000	52 Weeks Ended August 25, 2001	52 Weeks Ended August 26, 2000

Net Sales	$1,640,663	$1,492,645	$4,818,185	$4,482,696
Cost of goods sold	922,717	872,196	$2,774,763	2,602,386
Gross profit	717,946	620,449	2,043,422	1,880,310
Operating expenses	494,547	420,874	1,498,909	1,368,290
Operating profit	223,399	199,575	544,513	512,020
Interest expense, net	28,300	28,355	100,665	76,830
Income before taxes	195,099	171,220	443,848	435,190
Taxes	76,000	66,000	172,500	167,600
Net income	$119,099 ======	$105,220 ======	$271,348 =======	$267,590 =======
Net income per share:
Basic	$1.09	$0.85	$2.40	$2.01
Diluted	$1.07	$0.84	$2.38	$2.00
Shares outstanding:
Basic	109,468	124,095	112,834	132,945
Diluted	111,415	124,900	113,801	133,869

Selected Balance Sheet Information - Before Restructuring Charges

	August 25, 2001	August 26, 2000

Merchandise inventories	$1,273,142	$1,108,978
Current assets	1,362,255	1,186,780
Property, plant & equipment, net	1,764,691	1,758,440
Total assets	3,471,971	3,333,218
Accounts payable	945,666	788,825
Current liabilities	1,233,143	1,034,544
Stockholder's equity	962,032	992,179
Debt	1,225,402	1,249,937
Working Capital	129,112	152,236